UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2025

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 982-0353
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Chief Financial Officer

On July 24, 2025, Kalani Reelitz, the Company’s Chief Financial Officer, notified the Company of his intention to resign his employment with the Company effective August 22, 2025. The Company expresses its appreciation to Mr. Reelitz for his service to the Company.

(c)    Appointment of a New Chief Financial Officer

Scott Wahlers, the Company’s Chief Accounting Officer has been appointed to serve as Chief Financial Officer, effective August 22, 2025, the date of Mr. Reelitz’ resignation. Mr. Wahlers will continue to serve as the Company’s principal accounting officer in addition to his new role as the Company’s principal financial officer. Mr. Wahlers does not have any related party transactions (other than his employment with the Company) or family relationship with any of the Company’s directors or executive officers.

Mr. Wahlers, age 53, brings 30 years of finance, accounting, business and operational experience, including 7 years as the Chief Accounting Officer of the Company, where Mr. Wahlers currently oversees a significant portion of the finance organization, including accounting, SEC reporting, treasury, tax, and financial planning and analysis. Mr. Wahlers also played a pivotal role in building the finance team and was a key contributor to the Company’s 2021 initial public offering and the restructuring programs initiated in 2022 that reduced the Company's operating expenses by over $600 million. Before joining Compass in 2018, Mr. Wahlers spent 16 years at WebMD, where he served as Vice President of Finance, Controller, and Treasurer. His experience at WebMD and its related companies encompassed diverse roles in accounting, tax, strategic finance, and business integration, contributing to numerous transactions such as mergers and acquisitions, divestitures, initial public offerings, debt offerings, and the 2017 leveraged buyout of WebMD. Mr. Wahlers began his career with eight years in public accounting at Arthur Andersen LLP, specializing in auditing and business advisory services. Mr. Wahlers is a Certified Public Accountant and graduated from Susquehanna University with a degree in Accounting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS, INC.

Date: July 30, 2025	By:	/s/ Brad Serwin
Brad Serwin
General Counsel and Corporate Secretary